Exhibit 10.2

DISTRIBUTION AGREEMENT

THIS AGREEMENT made as of the 3rd day of December, 2013. ("Effective Date")

BETWEEN:

APP VENTURES LTD., a Hong Kong private limited liability company having its principal place of business located at 1551 Gloucester Road, 11th Floor, Waichai, Hong Kong (“App Ventures”);

AND:

CLOUD SECURITY CORP, a company incorporated under the laws of the State of Nevada having its principal place of business located at 4590 MacArthur Blvd., Suite 500, Newport Beach, CA 92660 (the “Distributor”).

WHEREAS:

A.            App Ventures develops and produces cutting edge sensor technology products with a secure communication framework that detects web-based attached on web apps and website under  the “App Fence” and “AppSecure” brand name (the “Product”).

B.             The Distributor is engaged in the mobile security business.

C.             App Ventures and the Distributor have agreed to enter into this Agreement, whereby the Distributor will have the exclusive right to distribute, market, sell and promote the Product throughout the Territory.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein set forth and other good and valuable consideration, the parties agree as follows:

I.              DEFINITIONS

In this Agreement, the following terms have the following meanings:

1.1           “Confidential Information” means any and all technical or business information, data, designs, concepts, ideas, Product, processes, methods, techniques, specifications, formulas, compositions, samples, know-how, trade secrets, and improvements of a confidential or proprietary nature, whether in tangible form or not, which relate to the Product, or the development, manufacture, end-use, or commercialization thereof, and were disclosed by one party to the other party under this Agreement. As used herein, “Confidential Information” shall not include information a party can demonstrate through its records:

(a)	is, at the time of disclosure, available to the general public;

(b)	becomes at a later date available to the general public through no fault of the receiving party, and then only after said later date;

(c)	was already in the possession of the receiving party without restriction prior to the date of disclosure;

(d)	is disclosed to the party without secrecy obligations by a third party who had a lawful right to disclose it; or

(e)	is independently developed by personnel of the receiving party who had no direct or indirect access to the Confidential Information of the disclosing party.

1.2           "Customers" means, at any time and form time to time, the customers of Distributor in respect of the Product.

1.3           "Product" means App Ventures' cutting edge sensor technology products with a secure communication framework that detects web-based attached on web apps and website under the “App Fence” and “AppSecure” brand name, and further identified in Schedule A.

1.4           "Territory" means those territories identified in Schedule B.

II.             APPOINTMENT, TERRITORY AND PRODUCT

2.1           Subject to the terms hereof, App Ventures hereby appoints the Distributor and grants to the Distributor the exclusive right to distribute, sell, market and promote the Product within the Territory.

2.2           The Distributor shall not be entitled to appoint sub-distributors to distribute, market, sell, or promote the Product within the Territory without the prior express written consent of App Ventures, pursuant to Article VIII, which shall not be unreasonably withheld.

III.            DISTRIBUTOR NOT MADE AGENT OR LEGAL REPRESENTATIVE

This Agreement does not render Distributor an agent or legal representative of App Ventures for any purpose whatsoever. The Distributor is not granted any right or authority to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of App Ventures or to bind App Ventures in any manner or thing whatsoever.

IV.           PRICING AND PAYMENT

4.1           Product shall be sold to the Distributor by App Ventures at the pre-determined prices set forth in Schedule C hereto. Any change in the price of Product shall not affect orders by the Distributor that were accepted by App Ventures prior to such change. As business conditions warrant, App Ventures shall have the unrestricted right to change the price of the Product, provided that App Ventures provides Distributor sixty (60) days prior written notice of any such price increase before it becomes effective.

4.2           The Distributor shall pay for all orders for Product by electronic bank transfer, certified check or bank draft in favor of App Ventures.

4.3           The purchase price for each order of Product must be paid by the Distributor prior to shipment of the Product and the Distributor shall incur all shipping and packaging costs.

4.4           The Distributor shall pay App Ventures an up-front distribution fee of five hundred thousand (500,000) shares of the Distributor’s common stock, par value $.001 per share (the “Shares”). The Shares issued to App Ventures on the date hereof shall have the status of “restricted” securities as the term is defined by Rule 144 under the Securities Act of 1933, as amended.  The Shares, when issued to AppVentures, will be duly authorized, validly issued and outstanding, fully paid and nonassessable and will not be subject to any liens or encumbrances.

4.5           Any other payments by the Distributor to App Ventures to be made hereunder shall be in United States dollars.

V.             TERMS AND CONDITIONS OF PRODUCT ORDERS

5.1          The Distributor shall submit a written purchase order to App Ventures specifying the amount of Product required. App Ventures agrees to provide an acceptance of an order within five (5) business days after receiving a written purchase order from the Distributor.

5.2          All of the Product ordered by the Distributor shall be shipped within five (5) business days from the date the acceptance of an order has been delivered to the Distributor. Delivery of all Product sold by App Ventures to the Distributor shall be F.O.B. the place of Product manufacture. The method and route of shipment shall be at the sole discretion of the Distributor. Nothing in this section shall mean or be implied to mean that there is any shifting of the risk of loss of goods to App Ventures once such goods are placed in the control of Distributor’s carrier. All such risk of loss is borne by Distributor once the Product to be shipped have been delivered to or placed in the control of the carrier.

5.3          App Ventures shall deliver the Product to the Distributor free and clear of all liens, encumbrances and security interests and shall not, without the prior written consent of the Distributor: (a) transfer, deliver or otherwise provide the Product as listed in the written purchase order submitted by the Distributor to any other person or entity; or (b) assign any rights to the Product as listed in the written order submitted by the Distributor to any other person or entity.

5.4           Prior to receiving an acceptance of the written order from App Ventures, the Distributor may cancel any order at any time, with or without cause, and the Distributor’s liability for such cancellation shall be limited to App Ventures’s out-of-pocket costs and expenses incurred for such cancelled order.

5.5           The Distributor shall give notice to App Ventures of any claims relating to the non-conformity of Product. The Distributor shall make all claims with respect to the Product as follows:

(a)
 Any claim that a shipment contains a shortage of Product or other error in delivery must be made by the Distributor to App Ventures in writing within seven (7) days from the date of receipt by the Distributor of such shipment of Product together with a reasonable description of the delivery error. The Distributor’s failure to make a claim in accordance with the foregoing sentence shall constitute  agreement by the Distributor that there was no error in delivery. Provided that the Distributor makes a claim in accordance with this Section 5.5(a) and proves that the shipment contained a shortage of Product or other error in delivery, App Ventures, at the Distributor’s option, shall deliver to the Customer to such location(s) designated by the Distributor, at App Ventures’ risk and cost and expense, the number of Product in shortage in such shipment, or credit the Distributor the amount of such shortage.

(b)
In the event that the Distributor claims that upon delivery any of the Product are non-conforming for any reasons other than as set forth in Section 5.5(a), then Distributor may reject the same, provided that (i) within thirty (30) days after receipt by the Distributor of such shipment of Product, the Distributor notifies App Ventures of such rejection, in writing, together with a reasonable description of why the Product have been rejected (the “Rejection Notice”), (ii) the Distributor, at App Ventures’ option, may return to App Ventures the rejected Product or shipment, subject to the terms and conditions hereinafter provided, within thirty (30) days after the Distributor sends the Rejection Notice, and (iii) none of the Product has been changed from its original condition. The Distributor’s failure to make a claim in accordance with the foregoing sentence shall constitute unqualified acceptance of all shipments and Product. Provided that the rejected Product have been rejected by the Distributor in accordance with the terms of this Section 5.5(b) and are proved to have been non-conforming, App Ventures shall credit the Distributor for the cost of the Product and all costs and expenses incurred by the Distributor in shipping the rejected Product back to App Ventures, if such Product return requested is made by App Ventures to the distributor.

5.7           App Ventures shall have no obligation or liability to the Distributor for any loss, damage or expense of any kind caused directly or indirectly by the Product or the use, maintenance, repairs or adjustments of or to the Product except as may be provided in such warranty.

VI.           OBLIGATIONS OF THE PARTIES

6.1           App Ventures shall at all times during the Term of the Agreement:

(a)	publish and make available to the Distributor from time to time a list of the Product and a list of the prices charged by App Ventures therefore;

(b)	reimburse the Distributor under any warranty obligation of App Ventures;

(c)
permit the Distributor to use App Ventures' “App Fence” and “AppSecure” trademarks (collectively "Trademark") for the sole purpose of advertising, marketing and distributing the Product within the Territory.

(d)
grants Distributor a royalty-free, exclusive, non-transferable license to use App Ventures' Confidential Information, Improvement Inventions, that are directly relevant to the advertising, marketing, distribution, and sale of the Product within the Territory under this Agreement. This license is limited in scope, and shall not authorize Distributor to use App Ventures' Confidential Information, Improvement Inventions, outside of this Agreement without App Ventures' prior, written consent.

6.2           Distributor shall at all times during the Term of this Agreement:

(a)
use commercially reasonable efforts to further the advertising, promotion, marketing, distribution and sale of the Product (including, but not limited to, promoting the Product at certain national trade shows) under the Trademarks in the Territory.

(b)	be responsible for any and all taxes that would arise in connection with Distributor’s sale, resale or use of the Product in the Territory.

(c)
conduct its activities under this Agreement in compliance with all applicable laws, rules, regulations and governmental orders now or hereafter in effect in the Territory.  If there is a conflict between the terms of this Agreement and actual applicable law, Distributor shall comply with the requirements of applicable law and give App Ventures written notice of such conflict and promptly and fully cooperate with App Ventures and App Ventures’ counsel in determining the most effective way, if any, to meet the terms and conditions of this Agreement

(d)
not to (i) disassemble, decompile, or otherwise reverse engineer the Product or otherwise attempt to learn the structure, inventions, or ideas underlying the Product, except to the extent this clause (i) is expressly prohibited by applicable law, (ii) rent, lease, or otherwise provide temporary access to a Product, (iii) copy of modify the Product, or (iv) allow others to do any of the foregoing.

(e)
comply with the U.S. Foreign Corrupt Practices Act and all applicable export laws, restrictions, and regulations of any United States or foreign agency or authority and not to export or re-export, or allow the export or re-export of any product, technology, or information it obtains or learns pursuant to this Agreement (or any direct product thereof) in violation of any such laws, restrictions or regulations.  Distributor shall obtain and bear all expenses relating to any necessary licenses and/or exemptions with respect to the export from the U.S. of the Product to any location in compliance with all applicable laws and regulations prior to delivery thereof App Ventures.

VII.          Representations and Warranties.

7.1           Representations and Warranties of the   Distributor.  The Distributor represents and warrants to App Ventures, as of the date hereof, as follows:

(a)            Distributor is duly organized, validly existing and in good standing under the laws of Nevada and is duly qualified to do business and are in good standing in each jurisdiction in which the nature of the business being conducted requires such Seller to be so qualified.

(b)            Distributor has the necessary power and authority to enter into and deliver this Agreement and to perform its obligations hereunder.  The execution and delivery of this Agreement by Distributor and the performance by Distributor of its obligations hereunder have been duly authorized by all necessary corporate action.  This Agreement and all agreements contemplated to be delivered hereunder have been executed and delivered by Distributor and constitutes the legal, valid and binding obligations of Distributor enforceable against it in accordance with their terms, subject, however, to limitations with respect to enforcement imposed by law in connection with bankruptcy, insolvency and other laws affecting creditors’ rights generally.

(c)            Neither the execution and the delivery of this Agreement by Distributor, nor the consummation by Distributor of the transactions contemplated hereby will (with or without the giving of notices or the passage of time) (i) violate any applicable law or other restriction of any governmental authority to which any Distributor is subject or any provision of Distributor’ charter or bylaws (or other organizational documents) or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Distributor is a party or by which Distributor is bound could adversely affect the consummation of the transactions contemplated hereby.  Distributor does not need to give any notice to, make any filing with or obtain any authorization, consent or approval of, any governmental authority or other third party in order for the parties to consummate the transactions contemplated by this Agreement.

(d)            The information filed with the U.S. Securities and Exchange Commission (the “SEC”) by or on behalf of Distributor since May 22, 2012 (the “SEC Filings”) complies as to form in all material respects with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable.  No facts have come to the attention of the Sellers that have caused any of the Sellers to believe that any such information contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(e)            Except as may have been corrected or supplemented in a subsequent SEC Filing, the financial statements of Distributor included in the SEC Filings (the “Financial Statements”) comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing.  Except as may have been corrected or supplemented in a subsequent SEC Filing, the Financial Statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved, except as may be otherwise specified in such Financial Statements or the notes thereto, or, in the case of unaudited financial statements, as permitted by Regulation S-X promulgated under the Securities Act and the Exchange Act, and fairly present in all material respects the financial position of Shumate and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal,  year-end audit adjustments and the lack of footnotes.

(f)            There is no complaint or petition in which relief is sought that would prevent, delay or make illegal the transactions contemplated by this Agreement, and there is no litigation, action, suit, proceeding or investigation by any governmental authority pending or threatened against (orally or in writing), involving, affecting or relating to Distributor or the transactions contemplated by this Agreement.

(f)            No representation, warranty, statement or information contained in this Agreement (including the various Schedules attached hereto) or any agreement executed in connection herewith or in any certificate delivered pursuant hereto or thereto or made or furnished to App Ventures or their respective representatives by or on behalf of Distributor, contains or shall contain any untrue statement of a material fact or omits or shall omit any material fact necessary to make the information contained therein not misleading.  Distributor has provided App Ventures with true, accurate and complete copies of all documents listed or described in the various Schedules attached hereto.

7.2           Representations and Warranties of App Ventures.  App Ventures hereby represents and warrants to Distributor as of the date hereof, as follows:

(a)            App Ventures is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business being conducted requires it to be so qualified.

(b)           App Ventures has the necessary power and authority to enter into and deliver this Agreement and to perform its obligations hereunder.  The execution and delivery of this Agreement by App Ventures and the performance by App Ventures of its obligations hereunder have been duly authorized by all necessary action.  This Agreement and all agreements contemplated to be delivered hereunder constitute the legal, valid and binding obligations of  App Ventures enforceable against it in accordance with their terms, subject, however, to limitations with respect to enforcement imposed by law in connection with bankruptcy, insolvency and other laws affecting creditors’ rights generally.

(c)            Neither the execution and the delivery of this Agreement by App Ventures, nor the consummation by App Ventures of the transactions contemplated hereby will (with or without the giving of notices or the passage of time) (i) violate any applicable law or other restriction of any governmental authority to which App Ventures is subject or any provision of its charter or bylaws (or other organizational documents) or (ii)  conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which App Ventures is a party or by which App Ventures is bound or could adversely affect the consummation of the transactions contemplated hereby or the value of the Assets or result in the imposition of any encumbrance upon any of the Assets  App Ventures does not need to give any notice to, make any filing with or obtain any authorization, consent or approval of, any governmental authority or other third party in order for the parties to consummate the transactions contemplated by this Agreement.

(d)           App Ventures understands that the Shares have not been registered with the SEC under the Securities Act, nor registered/qualified under the “blue sky” laws of any state, in reliance on an exemption from such registration/qualification for transactions not involving a public offering and that the Distributor is relying upon the representations made in this letter in concluding that such exemptions apply.

(f)            App Ventures acknowledges that the Distributor has made available to App Ventures and App Ventures’ advisors the opportunity to obtain information to evaluate the merits and risks of the investment in the Shares, and App Ventures has received all information requested from the Distributor.  App Ventures has had an opportunity to ask questions and receive answers from the Distributor regarding the terms and conditions of the offering of the Shares and the business, properties, plans, prospects, and financial condition of the Distributor and to obtain additional information as App Ventures has deemed appropriate for purposes of investing in the Shares.

(g)           App Ventures is an “accredited investor”, as such term is defined in Regulation D promulgated by the Commission under the Securities Act, is experienced in investments and business matters, has made investments of a speculative nature and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable App Ventures to utilize the information made available by Distributor to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase App Ventures has the authority and is duly and legally qualified to purchase and own the Shares.

(h)           App Ventures hereby represents that App Ventures is acquiring the Shares for investment for App Ventures’ own account and not with a present intention of distributing the Shares and that App Ventures is not acting as an “underwriter” as defined in Section 2(a)(11) of the Securities Act with respect to the Shares.

(i)            App Ventures has not received any general solicitation or general advertising concerning the Shares, nor is App Ventures aware of any such solicitation or advertising.  Further, App Ventures has a preexisting personal or business relationship with the Distributor or any of its officers, directors or controlling persons.

(j)            App Ventures understands that the Shares are “restricted securities” as defined in the Act and that the Shares can be disposed of only if there is an effective registration statement covering such disposition, or an exemption from such registration is available.  App Ventures further understands that an exemption from such registration may or may not be available.

(k)           App Ventures acknowledges that the Distributor will place an appropriate legend concerning the matters contained in this letter on the certificate(s) evidencing the Shares, and that the Distributor will prohibit transfer of such certificate(s) except in compliance with the conditions set forth herein.

The legend will be substantially as follows:

“The shares represented by this certificate have not been registered under the Securities Act of 1933.  The shares have been acquired for investment and may not be sold, transferred or assigned in the absence of an effective registration statement for these shares under the Securities Act of 1933 or an opinion of the Company’s counsel that registration is not required under said Act.”

VIII.         SUB-DISTRIBUTORS

8.1           In the event that Distributor determines that commercial exploitation of the Product within the Territory requires the appointment of sub-distributors through which the Product may be sold, then Distributor shall identify such sub-distributors to App Ventures, and seek App Ventures's prior written approval of them, which shall not be unreasonably withheld, before appointing any such sub-distributors under this Agreement.

8.2           Any sub-distributor approved in writing by App Ventures shall have the right during the continuance of this Agreement to use App Ventures’s Trademark, Patents, and other intellectual property rights licensed under this Agreement for the sole purpose of promoting the sales of the Product throughout the Territory under the same terms and conditions imposed upon Distributor under this Agreement.

IX.           IMPROVEMENT INVENTIONS

9.1          Distributor shall have no right to make any modifications or improvements to the Product without App Ventures' prior, written permission. In the event that Distributor does conceive, develop, or reduce to practice any invention or other information arising from or based upon the use of App Ventures' Confidential Information or Product (hereinafter "Improvement Invention"), then App Ventures shall be the sole owner of such Improvement Invention, which shall be subject to the non-exclusive distributorship grant of Article II. Should Distributor desire modification or improvement to be made to the Product, then it shall contract with App Ventures under a separate agreement to develop such modifications or improvements.

9.2           Only App Ventures shall have the right, in its sole discretion, to patent the Product and Improvement Inventions.

X.            CONFIDENTIALITY

10.1         Each party recognizes the importance to the other party that of that other party’s Confidential Information, and such information is critical to the business of the disclosing party. Each party recognizes that neither party would enter into this Agreement without assurance that its Confidential Information and the value thereof will be protected as provided in this Section 10 and elsewhere in this Agreement.

10.2         All Confidential Information shall remain the property of the disclosing party. The receiving party shall hold in strict confidence the disclosing party’s Confidential Information and with no less than the same degree of care that it holds its own confidential and proprietary information, and it will take all reasonable precautions to protect such Confidential Information. The receiving party shall make the Confidential Information received under this Agreement available only to those of its employees who have a need to know the same in connection with their work assignments to further the objections contemplated under this Agreement. No disclosures to third parties shall be made by the receiving party of such Confidential Information without the prior written approval of the disclosing party. The receiving party will use the disclosing party’s Confidential Information only for the purposes and under the circumstances provided in this Agreement.

10.3         Upon any termination of this Agreement, or earlier at a party's request, each party will return the other party’s Confidential Information and all documents or media containing any such Confidential Information to the other party.

10.4         Each party acknowledges and agrees that the other party shall be entitled to appropriate equitable relief in addition to whatever remedies it may have at law in the event of a breach by the other party of its covenants contained in this Section 10. The foregoing provision is in addition to, and not in limitation of, any and all remedies at law, in equity or otherwise, that the non-breaching party may have upon the other party’s breach of this Agreement.

10.5         Except as otherwise provided in this Agreement, either party shall immediately notify the other party of any private or governmental request for Confidential Information or any other information or documents relating to the Product or this Agreement. Each party shall have the right to participate in the other party’s response to any such request. If a party receives any legal instrument requiring the production of data, work papers, reports, or other materials relating to this Agreement, that party shall: (a) give the other party, if possible, the opportunity to participate in quashing, modifying or otherwise responding to any compulsory process in an appropriate and timely manner; and (b) cooperate fully with the other party’s efforts to narrow the scope of any such compulsory process, to obtain a protective order limiting the use or disclosure of the information sought, or in any other lawful way to obtain continued protection of the Confidential Information.

10.6         If either party becomes aware of the loss, theft or misappropriation of Confidential Information which is in its possession or control, it shall notify the other party in writing within seven (7) days of its discovery of such loss, theft or misappropriation.

10.7         The rights and duties of this Article 10 shall survive the termination of this Agreement, whether upon expiration or termination by either party.

XI.           TERM AND TERMINATION

11.1         This Agreement shall continue in full force and effect for twenty-five (25) years from the Effective Date (the “Term”), unless otherwise terminated as provided in Section 11.2 below, or by mutual written consent of the parties hereto; provided, however, that so long as Distributor is not in breach of this Agreement, then the Agreement shall automatically renew for a new Term.

11.2         Either party may terminate this Agreement at any time as follows:

(a)
By either party, effective immediately, in the event that the other party should fail to materially perform any of its material obligations under this Agreement and should fail to remedy such failure within thirty (30) calendar days after receiving written demand to remedy such failure, or in the event such other party, despite remedying a particular failure within thbirty (30) days as aforesaid, is guilty of chronic or persistent breaches of such material obligation in question, in the end result having a material adverse effect upon the other party; or

(b)	By either party, upon thirty (30) days’ written notice if a force majeure event described in Section 16.1 shall have occurred and continue for sixty (60) days.

11.3         App Ventures may terminate this agreement at any time if the Distributor should become the subject of any voluntary or involuntary bankruptcy, receivership or other insolvency proceedings or make an assignment or other arrangement for the benefit of its creditors, or if such other party should be nationalized or have any of its material assets expropriated.

11.4        This Agreement may also be terminated by mutual agreement of the parties.

XII.          EFFECT OF TERMINATION

12.1         The rights, duties and obligations of the parties upon and following the expiration or termination of this Agreement however occurring shall be governed by the following provisions:

(a)
The termination of this Agreement shall not release or affect, and this Agreement shall remain fully operative as to, any obligations or liabilities incurred by either party prior to the effective date of such termination;

(b)
App Ventures, subject to its production capabilities, shall fill all orders submitted by the Distributor during the term of this Agreement regardless of whether any of the Product in such orders are to be delivered after the expiration or termination of this Agreement. During such period of time that App Ventures is filling such orders, all terms of this Agreement shall apply between the parties with respect to such production; and

(c)
App Ventures shall not be liable in any manner whatsoever to the Distributor for any damage of any kind whether direct, indirect or consequential, or for any profits on anticipated sales, or for any expenditures or investments;

(d)
Upon the effective date of termination of this Agreement, the parties hereto acknowledge that the exclusivity provisions set forth in Paragraph 2 herein will no longer be in effect and that any limitations on the parties pertaining to sales and marketing and potential customers are dissolved and the parties are free to contract with any third party for future business; and

(e)	Termination or expiration of this Agreement for any reason shall not relieve the parties of their obligations under Articles IX, X, XI, XII, XIII, XIV, and XV of this Agreement.

XIII.         NO WARRANTY

THE PARTIES EXPRESSLY DISCLAIM ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, FITNESS OR A PARTICULAR PURPOSE, PATENT VALIDITY, OR NON-INFRINGEMENT OF A THIRD-PARTY PATENT OF OTHER INTELLECTUAL PROPERTY RIGHTS REGARDING THE USE OR COMMERCIALIZATION OF PRODUCT, CONFIDENTIAL INFORMATION, IMPROVEMENT INVENTIONS.

XIV.        INDEMNIFICATION

14.1         App Ventures’ Indemnification.  App Ventures shall indemnify, defend and hold harmless Distributor and each of its subsidiaries, officers, directors, shareholders, representatives, agents, and employees (“Distributor Indemnified Parties”), from and against any and all claims, damages, losses and expenses, including specifically any settlements of and damages awarded to any third party or demand made against any of the Distributor Indemnified Parties resulting from, arising out of, or imposed upon or incurred by any person to be indemnified hereunder by reason of (i) any breach of representation, warranty or covenant on the part of App Ventures under this Agreement; or (ii) other gross negligence or intentional misconduct of App Ventures; provided that in no event shall App Ventures be liable for Distributor’s negligence or willful misconduct.

14.2         Distributor’s Indemnification.  Distributor shall indemnify, defend and hold harmless App Ventures and each of its subsidiaries, officers, directors, shareholders, representatives, agents and employees (the “App Ventures Indemnified Parties”) from and against all claims, damages, losses and expenses resulting from, arising out of, or imposed upon or incurred by any person to be indemnified hereunder by reason of (i) any breach of representation, warranty or covenant on the part of Distributor under this Agreement; (ii) other negligence or intentional misconduct of Distributor; (iii) such Product liability damages arising from the sale, distribution or marketing of the Product by Distributor (excluding such Product liability damages arising from the design, manufacture, testing, packaging, labeling, application or use of the Product) or App Ventures’s negligence or willful misconduct; or (iv) any indemnification obligations of Distributor as set forth herein

14.3         Limited Liability.  Notwithstanding anything else in this Agreement or otherwise, App Ventures will not be liable with respect to any subject matter of this Agreement under any contract, negligence, strict liability, or other legal or equitable theory for (i) any amounts in excess in the aggregate of the amounts paid to App Ventures hereunder during the twelve month period prior to the date the cause of action arose, or (ii) any incidental or consequential damages or lost profits, or (iii) cost of procurement of substitute goods. App Ventures shall have no liability for any failure or delay due to matters beyond its reasonable control.  This section does not limit liability for bodily injury of a person.

XV.          RESERVED

XVI.        MISCELLANEOUS PROVISIONS

16.1         Neither party shall be in default hereunder by reason of any failure or delay in the performance of any obligation under this Agreement where such failure or delay arises out of any cause beyond the reasonable control and without the fault or negligence of such party. Such causes shall include, without limitation, storms, floods, other acts of nature, fires, explosions, riots, war or civil disturbance, strikes or other labor unrests, embargoes and other governmental actions or regulations which would prohibit either party from ordering or furnishing the Product or from performing any other aspects of the obligations hereunder, delays in transportation, and liability to obtain necessary labor, supplies or manufacturing facilities.

16.2          Each and every right and remedy hereunder is cumulative with each and every other right and remedy herein or in any other agreement between the parties or under applicable law.

16.3          Each party hereby acknowledges receipt of a signed copy of this Agreement.

16.4         Nothing contained in this Agreement shall create or shall be construed as creating a partnership, a joint venture, agency or employment relationship between the parties. The parties agree to perform their obligations in accordance with this Agreement at arms’ length and only as independent contractors. Neither party has the right or authority to assume nor create any obligations or responsibilities, express or implied, on behalf of the other party, and neither party may bind the other party in any manner or thing whatsoever. Neither party shall be liable, except as expressly provided otherwise in this Agreement, for any expenses, liabilities or other obligations incurred by the other.

16.5         App Ventures and the Distributor each represent and warrant to the other that it is duly organized, validly existing and in good standing under the laws of the States  in which incorporated, and that it has full corporate power and authority to carry on the business presently being conducted by it and to enter into and to perform its obligations under this Agreement.

16.6         App Ventures and the Distributor each represent and warrant to the other that it has taken all action necessary to authorize the execution and delivery of this Agreement and the performance of each party’s respective obligations hereunder. Each party’s officer executing this Agreement on its behalf has the legal power, right and authority to bind the party to the terms and conditions of this Agreement, and when he or she executes and delivers this Agreement and any instruments contemplated herein, he or she will have the power, right and authority to bind the party thereto.

16.7         All notices, requests, demands and other communications hereunder shall be given in writing and shall be: (a) personally delivered; (b) sent by telecopy, facsimile transmission or other electronic means of transmitting written documents with confirmation of receipt; or (c) sent to the parties at their respective addresses indicated herein by registered or certified mail, return receipt requested and postage prepaid, or by private overnight mail courier services with confirmation of receipt. The respective addresses to be used for all such notices, demands or requests shall be as set forth on page 1 hereof or to such other person or address as either party shall furnish to the other in writing from time to time. If personally delivered, such communication shall be deemed delivered upon actual receipt by the “attention” addressee or a person authorized to accept for such addressee; if electronically transmitted pursuant to this paragraph, such communication shall be deemed delivered the next business day after transmission (and sender shall bear the burden of proof of delivery); if sent by overnight courier pursuant to this paragraph, such communication shall be deemed delivered upon receipt by the “attention” addressee or a person authorized to accept for such address; and if sent by mail pursuant to this paragraph, such communication shall be deemed delivered as of the date of delivery indicated on the receipt issued by the relevant postal service, or, if the addressee fails or refuses to accept delivery, as of the date of such failure or refusal. Any party to this Agreement may change its address for the purposes of this Agreement by giving notice thereof in accordance with this section 16.7.

16.8         This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

16.9         This Agreement is not intended, nor shall it be construed, to confer upon any person except the parties hereto and its successors and permitted assigns any rights or remedies under or by reason of this Agreement, except as contemplated herein.

16.10       This Agreement and all matters arising under or growing out of or in connection with or in respect of this Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

16.11       The headings in this Agreement are inserted for convenience only and shall not constitute a part hereof.

16.12       Each provision contained in this Agreement is declared to constitute a separate and distinct covenant and provision and to be severable from all other separate, distinct covenants and provisions. In any provision of this Agreement is or becomes invalid, illegal, or unenforceable in any jurisdiction, such provision shall be deemed amended to conform to applicable laws as to be valid and enforceable or, if it cannot be so amended without materially altering the intention of the parties, it shall be stricken and the remainder of this Agreement shall remain in full force and effect.

16.13       No waiver of a breach of any provision of this Agreement shall be deemed to be, or shall constitute, a waiver of a breach of any other provision of this Agreement, whether or not similar, nor shall such waiver constitute a continuing waiver of such breach unless otherwise expressly provided in such waiver.

16.14       This Agreement may not be assigned by the Distributor without the prior written consent of App Ventures. App Ventures may assign, transfer, or convey its manufacturing obligations to third parties who shall be bound by the same standards as App Ventures.

16.15       All prices quoted in this Agreement are exclusive of all applicable sales, use or other excise taxes (including sales tax and goods and services tax). The Distributor is responsible for all taxes and similar charges customary for a buyer of Product and services as herein contemplated.

16.16      The parties hereby agree and consent that the State Courts of Los Angeles County, California shall have exclusive jurisdiction to hear and determine any claims or disputes among the parties pertaining to this Agreement or to any matter arising out of this Agreement, including any claims for temporary or permanent injunctive relief; or any causes of action brought in equity by either party hereto.  The parties hereby expressly consent and submit in advance to such jurisdiction in any action or suit commenced in such court and waive any objection they may have regarding jurisdiction or venue

16.17       The parties agree to execute such documents, make such filings and take such actions as may be reasonably necessary at the request of the other party to give full force and effect to the provisions hereof.

16.18       This Agreement may be executed in one or more counterparts, each of which when taken together shall constitute one and the same instrument. This Agreement may be delivered by personal delivery of facsimile transmission.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first written above.

APP VENTURES LTD.

By:	/s/ Kerry Singh
Name:	Kerry Singh
Title:	President

CLOUD SECURITY CORP.

By:	/s/ Safa Movassaghi
Name:	Safa Movassaghi
Title:	President

SCHEDULE A

Product List

All App Ventures sensor technology products with a secure communication framework that detects web-based attached on web apps and website under  the “App Fence” and “AppSecure” brand name

SCHEDULE B

Territory

The World

SCHEDULE C

Price List

Product	Packaged Wholesale Pricing